Exhibit 32.1

Certification Pursuant to 18 U.S. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Thomas B. Pickens III, the Chief Executive Officer, and Eric Stober, the Chief Financial Officer, of Astrotech Corporation (the “Company”), hereby certify, that, to their knowledge:

1.
The Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15 (d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: November 10, 2015

/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer

/s/ Eric Stober
Eric Stober
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Astrotech and will be retained by Astrotech and furnished to the Securities and Exchange Commission or its staff upon request.